Pursuant to the Fund's procedures adopted under Rule
10f-3, the Fund's Board of Trustees receives a quarterly report in the form of a checklist as to the satisfaction of the applicable conditions of paragraph (c)(1) through
(c)(8) of Rule 10f-3.


Fund
Short-Term Government
Issuer
Fannie Mae 1.25 8/17/2021
Ticker/Cusip
3135G0N82
Principal Amount (US$)
$3,500,000,000
Principal Amount (Foreign$)

Amount Purchased (US$)
$2,290,685.00
Amount Purchased (Foreign$)

Trade Date
8/17/2016
Price (US$)
$99.60
Price-Foreign

Underwriter
Citigroup Global Markets Inc.
  Other Syndicate Members:
Goldman, Sachs & Co.
Nomura Securities International, Inc.
CastleOak Securities, L.P.
CL King & Associates
Loop Capital markets, LLC
Multi-Bank Securities, Inc.
Underwriting Spread
0.125%
Currency
USD


Fund
Government Bond
Issuer
FNMA 1.875 9/24/2026
Ticker/Cusip
3135G0Q22
Principal Amount (US$)
$3,500,000,000
Principal Amount (Foreign$)

Amount Purchased (US$)
$2,484,175.00
Amount Purchased (Foreign$)

Trade Date
9/23/2016
Price (US$)
$99.37
Price-Foreign

Underwriter
Citigroup Global Markets Inc.
  Other Syndicate Members:
Nomura Securities International
TD Securities USA LLC
Blaylock & Partners
Great Pacific Securities
Multi-Bank Securities Inc.
Ramirez & Co. Inc.
Underwriting Spread
0.175%
Currency
USD